Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Tal Hayek and Jonathan Pollack his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign and execute (i) a Registration Statement on Form F-10 (the “Registration Statement”) with respect to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of common shares of AcuityAds Holdings Inc. (the “Registrant”) and (ii) any and all amendments, including post-effective amendments, supplements to the Registration Statement, and registration statements filed pursuant to Rule 429 under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts (including facsimile and other electronically transmitted counterparts), each of which will be deemed an original with respect to the person executing it.

Signature	Title	Date

Chief Executive Officer and Director (Principal Executive Officer)
Tal Hayek		June 8, 2021

Chief Financial Officer (Principal Financial and Accounting Officer)
Jonathan Pollack		June 8, 2021

/s/ Sheldon Pollack	Director and Chairman of the Board of Directors	June 8, 2021
Sheldon Pollack

/s/ Igal Mayer	Director	June 8, 2021
Igal Mayer

/s/ Joe Ontman	Director	June 8, 2021
Joe Ontman

/s/ Roger Dent	Director	June 8, 2021
Roger Dent

/s/ Yishay Waxman	Director	June 8, 2021
Yishay Waxman

/s/ Corey Ferengul	Director	June 8, 2021
Corey Ferengul